                                OPTION ELECTION
            TO EXERCISE OPTIONS AND TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                              MYCOGEN CORPORATION
           PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 4, 1998
                                       OF
                         AGROSCIENCES ACQUISITION INC.
                         A MAJORITY-OWNED SUBSIDIARY OF
                              DOW AGROSCIENCES LLC
                   AND A WHOLLY OWNED INDIRECT SUBSIDIARY OF
                            THE DOW CHEMICAL COMPANY

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                          SIGNATURE REQUIRED ON PAGE 4
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Dear Option Holder:

    AgroSciences Acquisition Inc. ("Purchaser"), a majority-owned subsidiary of Dow AgroSciences LLC ("Parent") and a wholly owned indirect subsidiary of The Dow Chemical Company ("TDCC"), has made an offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights) (the "Shares"), of Mycogen Corporation (the "Company"), at a purchase price of $28.00 per Share, net to the seller in cash. The enclosed Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal enclosed with this Option Election (which, together with the Offer to Purchase, constitute the "Offer"), describe the Offer in greater detail.

    As a holder of options ("Options") to purchase Shares under the Mycogen Corporation 1992 Stock Option Plan (which incorporates outstanding Options granted under the Mycogen Corporation 1983 Stock Option Plan) (the "1992 Plan"), you may submit to the Company this Option Election exercising all of your outstanding Options (whether or not the Option was previously exercisable) and instructing the Company to tender each of the Shares issuable under all such Options (the "Option Shares") in the Offer, as set forth below under "Instructions"; provided, that any exercise of an Option must be in accordance with the terms of the 1992 Plan.

    By signing below, you hereby agree that, immediately prior to the purchase of Shares by Purchaser in the Offer, and contingent upon such purchase, you will be deemed to have fully exercised each Option held by you and to have tendered each of the Option Shares to Purchaser pursuant to the Offer. By signing below, you also agree that the exercise price per Option Share (the "Exercise Price") will be deemed to be paid with the proceeds of an interest free advance from the Company (the "Advance"). The Advance will be deemed to be repaid in full on your behalf by Purchaser from a portion of the consideration due to you for such Shares in the Offer. After such repayment, you will be entitled to receive from Purchaser with respect to each Option Share purchased by Purchaser pursuant to the Offer an amount equal to the difference between (a) the Exercise Price and
(b) the price per Share paid by Purchaser pursuant to the Offer.

    By signing below, you acknowledge that you have been advised that (1) Options for which a valid Option Election has been executed and delivered to the Company that are not already vested will become vested immediately prior to the expiration of the Offer (but contingent upon the purchase by Purchaser of Shares pursuant to the Offer), (2) the Company and Parent will make it possible for Option Shares issuable upon exercise of the Options covered by Option Elections above to be tendered in the Offer and (3) upon the purchase of Option Shares pursuant to this Option Election, you will have no further rights under such Option.

    TO ASSURE THAT YOUR OPTION ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS OPTION ELECTION AND DELIVER IT TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., SAN DIEGO, CALIFORNIA TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS THE OFFER IS EXTENDED.

    The Offer is being made in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1998, among the Company, Purchaser, Parent and, for the limited purpose set forth in the Merger Agreement, TDCC. If you decide not to execute this Option Election and return it to the Company and, thereby, not exercise your Options and tender your Option Shares under the Offer, then your Options will become exercisable immediately prior to the Effective Time of the Merger (as defined in the Offer to Purchase) (contingent upon the purchase by Purchaser of Shares pursuant to the Offer) and the Company intends on treating your Options as terminated and no longer outstanding as of the Effective Time of the Merger; provided, however, that the Company will make arrangements so that if you consent to the termination of your Options (either before the Effective Time of the Merger or within a reasonable time thereafter), then you will be entitled to receive in respect of your Options an amount in cash equal to $28.00 less the exercise price per Share under each of your Options multiplied by the number of Option Shares.

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information
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concerning the procedure to tender Option Shares or the completion of this
Option Election, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

    BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

    THE SPECIAL COMMITTEE COMPRISED OF TWO MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS INDEPENDENT OF TDCC, PARENT AND PURCHASER (THE "SPECIAL COMMITTEE"), UNANIMOUSLY RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS THAT IT APPROVE THE OFFER. THE COMPANY'S ENTIRE BOARD OF DIRECTORS ALSO REVIEWED THE OFFER AND, AFTER RECEIPT OF THE RECOMMENDATION OF THE SPECIAL COMMITTEE, CONCLUDED THAT THE OFFER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS (OTHER THAN TDCC OR ITS AFFILIATES). ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE OFFER AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.
                            ------------------------

                                  INSTRUCTIONS

    Carefully complete this Option Election below. To assure that your Option Election can be processed on time, please be sure to sign and date the form and return this Option Election to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121, Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended.

    The Company reserves the absolute right to waive any defect or irregularity in the exercise of any Option or the tender of any Shares. No exercise of Options and tender of Option Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of exercises of Options and Option Shares, and none of them will incur any liability for failure to give any such notice.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF OPTIONS. NO FACSIMILE TRANSMISSIONS OF THE OPTION ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY BY 5:00 P.M., SAN DIEGO, CALIFORNIA TIME, ON WEDNESDAY, SEPTEMBER 30, 1998.

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OPTION EXERCISE

    If you want to exercise your Options and tender your Option Shares in the Offer, follow the instructions below.

    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS PURCHASER EXTENDS THE OFFER. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO PARTICIPATE IN THE OFFER, YOU MUST COMPLETE AND RETURN THE ENCLOSED OPTION ELECTION AS SET FORTH IN INSTRUCTION (2) BELOW PRIOR TO THE EXPIRATION OF THE OFFER.

    To properly complete your Option Election, you need to do the following:

    (1) Complete, date and sign the Option Election on page 4.

    (2) Return this Option Election to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121, Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended. Option Elections received after the expiration of the Offer will not be honored. NO FACSIMILE TRANSMITTALS OF THE OPTION ELECTION WILL BE ACCEPTED.

WITHDRAWAL

    If completely and properly submitted, your direction to exercise Options and tender the related Shares will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the Expiration of the Offer, unless extended. In order to make an effective withdrawal, you must submit a new Option Election which may be obtained by calling Cheri Manis of the Company's Investor Relations Department at (800) 745-7475 (or use a photocopy of an Option Election). Your new Option Election must be signed and dated on page 4. You must also write "WITHDRAW" in the space beneath the signature block on page 4. Upon receipt of a new, signed, dated and properly completed Option Election, your previous direction will be deemed canceled. You may be deemed to re-exercise your Options and be deemed to re-tender your Option Shares by obtaining another Option Election from Cheri Manis (or use a photocopy of an Option Election) and repeating the previous instructions for directing exercises and tenders as set forth above.

FURTHER INFORMATION

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information concerning the procedure to tender Shares receivable upon exercise of your Options or the completion of this Option Election, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

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                                   SIGNATURE
                                   (REQUIRED)

      The undersigned acknowledges receipt of the Offer to Purchase, dated September 4, 1998, from Purchaser and Parent and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Option Election and the Offer to Purchase, to carry out the instructions contained in this form.

      The Company is hereby authorized to exercise all Options of which the undersigned is a holder and to tender the undersigned's Option Shares.

      The undersigned understands that withholding taxes, at the minimum rate or the rate specified in Form B tax election previously filed with the Company, will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from the Company, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to cover applicable withholding taxes, Option Shares will not be credited to his or her account until he or she has, upon request of the Company, forwarded to the Company a check in an amount sufficient to cover such taxes. In lieu of withholding at such rates, the undersigned instructs the Company to withhold taxes at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such proceeds):
             Federal:________%;  State:________%;  Local:________%.

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

  Signature:________________________              Date:_______________________
  Name:_______________________  Social Security Number:_______________________
                  (PLEASE PRINT)

  Address:____________________________________________________________________
          (STREET ADDRESS, INCLUDING APARTMENT NUMBER -- PLEASE PRINT)

   __________________________________________________________________________
   (CITY)                          (STATE)                         (ZIP CODE)

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